As filed with the Securities and Exchange Commission on March 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Decibel Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4198709
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1325 Boylston Street, Suite 500 Boston, Massachusetts	02215
(Address of Principal Executive Offices)	(Zip Code)

2021 Stock Incentive Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Laurence Reid, Ph.D.

President and Chief Executive Officer

Decibel Therapeutics, Inc.

1325 Boylston Street, Suite 500

Boston, Massachusetts 02215

(Name and Address of Agent for Service)

(617) 370-8701

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2021 Stock Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) of Decibel Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2021 Plan and the 2021 ESPP has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-253318, relating to the 2021 Plan and the 2021 ESPP filed by the Registrant with the Securities and Exchange Commission on  February 19, 2021.

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40030) filed with the Securities and Exchange Commission on February 17, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40030) filed with the Securities and Exchange Commission on February 17, 2021).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature pages of this registration statement).

99.1	2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252347) filed with the Securities and Exchange Commission on February 8, 2021.

99.2	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252347) filed with the Securities and Exchange Commission on February 8, 2021.

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 18th day of March, 2022.

DECIBEL THERAPEUTICS, INC.

By:	/s/ Laurence Reid
Laurence Reid, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Decibel Therapeutics, Inc., hereby severally constitute and appoint Laurence Reid and Elisabeth Leiderman, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Decibel Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurence Reid Laurence Reid, Ph.D.	President, Chief Executive Officer, Director (Principal Executive Officer)	March 18, 2022

/s/ Elisabeth Leiderman Elisabeth Leiderman, M.D.	Chief Financial Officer and Head of Corporate Development (Principal Financial and Accounting Officer)	March 18, 2022

/s/ William H. Carson William H. Carson, M.D.	Director and Chairman of the Board	March 18, 2022

/s/ Neil Exter Neil Exter	Director	March 18, 2022

/s/ Alison Finger Alison Finger, MBA	Director	March 18, 2022

/s/ Matthew Foy Matthew Foy	Director	March 18, 2022

/s/ Saraswathy Nochur Saraswathy Nochur, Ph.D.	Director	March 18, 2022

/s/ Peter A. Thompson Peter A. Thompson	Director	March 18, 2022